CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accounts, we hereby consent to the incorporation by reference in this Form 10-K and the previously filed registration statement of BWC Financial Corp. on Form S-8 (File No. 33-22290) of our report dated February 20, 1998, in BWC Financial Corp.'s 1997 Annual Report. It should be noted that we have not audited any financial statements of BWC Financial Corp. subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our report.

Arthur Andersen LLP

San Francisco, California,
     February 20, 1998